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                                                                    EXHIBIT 10.7














                             THE TIMBERLAND COMPANY
                   2004 EXECUTIVE LONG TERM INCENTIVE PROGRAM

                               (EFFECTIVE 1/1/04)



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                             THE TIMBERLAND COMPANY
                   2004 EXECUTIVE LONG TERM INCENTIVE PROGRAM

     This instrument sets forth the terms of The Timberland Company 2004 Executive Long Term Incentive Program. The Program is established under The Timberland Company 1997 Incentive Plan, and amounts paid under the Program are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     1. PURPOSE. The purpose of the Program is (a) to attract, retain and motivate key employees of outstanding ability; and (b) to provide competitive incentive pay and capital accumulation opportunities to certain key employees in exchange for their attainment of specified Performance Goals.

     2. DEFINITIONS. The following terms shall have the following meanings unless the context indicates otherwise.

          (a) "Affiliate" shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

          (b) "Award" shall mean an opportunity to earn incentive pay, in the form of Restricted Stock or cash, based on performance, as described in
     Section 5.

          (c) "Award Period" shall mean the one, two or three calendar year periods commencing January 1, 2004, and shall be the measurement period during which Goal attainment shall be determined.

          (d) "Board" shall mean the Board of Directors of The Timberland
     Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

          (f) "Committee" shall mean the Management Development and Compensation Committee of the Board.

          (g) "Company" shall mean The Timberland Company.

          (h) "Participant" shall mean an employee of the Company or an Affiliate in salary grade twelve (12) or above who is designated by the Committee to receive an Award.

          (i) "Performance Goal" or "Goal" shall mean the threshold, target or maximum financial objective that must be met to earn a specified level of incentive pay.

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          (j) "Performance Measure" shall mean compound annual growth in earnings per share ("EPS") or compound annual growth in revenue.

          (k) "Plan" shall mean The Timberland Company 1997 Incentive Plan, as amended.

          (l) "Program" shall mean The Timberland Company 2004 Executive Long Term Incentive Program.

          (m) "Restricted Stock" shall mean Stock subject to the restrictions described in Section 8.

          (n) "Section 162(m) Participant" shall mean the chief executive officer (CEO) or one of the four highest paid officers of the Company (other than the CEO) on the last day of the taxable year, for purposes of the executive compensation disclosure rules under the Securities Exchange Act of 1934.

          (o) "Stock" shall mean Class A Common Stock of the Company, par value $.01 per share.

     3. ADMINISTRATION. The Program shall be administered by the Committee, in accordance with the terms of the Plan. The Committee shall have sole and complete discretion with respect to the exercise of all permissive powers and authority granted to the administrator under the Plan; provided, however, the Committee may not exercise its discretion to increase the amount of incentive pay that would be otherwise due a Section 162(m) Participant upon attainment of a Performance Goal. All actions, determinations, and decisions of the Committee shall be final, conclusive, and binding on all parties.

     4. PARTICIPATION. The Committee shall designate in writing the employees who shall participate during each Award Period as soon as practicable and not later than 90 days after the start of the Award Period. The Participants (SCHEDULE A attached) were designated by the Committee at its meeting on March 2, 2004.

     5. AWARDS. An Award shall be established in writing by the Committee for each Participant as soon as practicable and not later than 90 days after the beginning of each Award Period. Each Award will be expressed in dollars as a target value at the time of grant, and then converted to a number of shares of Restricted Stock having an equivalent value; may vary according to a Participant's salary grade or position; and will be based on the attainment of specific Performance Goals described in Section 6. Each Award shall have three levels: threshold, target, and maximum, corresponding to the three different levels of Goal attainment. Plan Awards for a Section 162(m) Participant shall not be changed or modified during an Award Period to increase the amount of incentive pay that would otherwise become payable. The Award levels for each Participant were established by the Committee at its meeting on March 2, 2004. (SCHEDULE B attached shows the target Award level for each Award Period.)

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     6. PERFORMANCE MEASURES AND GOALS. The Committee shall establish in writing
Performance Measures and Goals as soon as practicable and not later than 90 days after the beginning of each Award Period. Performance Goals shall be established at three levels (threshold, target, and maximum). Performance Goals for a
Section 162(m) Participant shall not be changed or modified during an Award Period to increase the amount of incentive pay that would otherwise become payable. The Performance Measures and Goals (SCHEDULE C) were established by the Committee at its meeting on March 2, 2004.

     7. AWARD PAYOUT CALCULATION.

          (a) Award payouts shall be based on the degree to which Performance Goals are attained, with fifty percent (50%) of the target Award payable upon attainment of the threshold Goal, one hundred percent (100%) upon attainment of the target Goal, and one-hundred fifty percent (150%) upon attainment of the maximum Goal. No payouts shall be made unless the threshold Goal is attained, and payouts shall be increased proportionately to the extent the threshold or target Goals are surpassed. In no event, however, shall an Award payout exceed one-hundred fifty percent (150%) of the target Award.

          (b) The Company's independent public accountants shall audit the Company's Award calculations following the close of each Award Period.

          (c) The Committee shall promptly approve or disapprove Award payouts for all Participants following completion of the independent audit.

     8. AWARD PAYMENT.

          (a) Each Award payout shall be made in the form of Restricted Stock as soon as practicable and not later than March 31 following the close of the Award Period, subject to the independent audit. To be eligible to receive a payout, a Participant must be employed by the Company or an Affiliate on the payment date.

          (b) Each grant of Restricted Stock shall be evidenced by an agreement, specifying restrictions on the transfer and vesting of such shares and including a change-in-control provision and such other terms, conditions and restrictions as the Committee shall determine.

          (c) Shares of Restricted Stock granted for the one-year Award Period shall vest in thirds: the first third on the first anniversary, the second third on the second anniversary and the last third on the third anniversary of the grant date. Shares of Restricted Stock granted for the two and three-year Award Periods shall vest, in full, on the third anniversary of the grant date.

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     9. EMPLOYMENT

     Receiving an Award or Award payout shall not give any Participant the right to be retained in the employment of the Company or an Affiliate, or affect the right of the Company or an Affiliate to discharge or discipline a Participant.



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                             THE TIMBERLAND COMPANY
                   2004 EXECUTIVE LONG TERM INCENTIVE PROGRAM

                            SCHEDULE A - PARTICIPANTS


                      PARTICIPANTS RECEIVING STANDARD AWARDS


            Jeffrey B. Swartz: President and Chief Executive Officer
            --------------------------------------------------------------------

            Brian P. McKeon: Chief Financial Officer and Executive Vice President, Finance and Administration
            --------------------------------------------------------------------

            Michael J. Harrison:  Senior Vice President, International
            --------------------------------------------------------------------

            Gary S. Smith:  Senior Vice President, Supply Chain
            --------------------------------------------------------------------

            Joseph B. Dzialo:  Senior Vice President, U.S.
            --------------------------------------------------------------------

            Marc Schneider:  Senior Vice President, Global Product Management
            --------------------------------------------------------------------

            Bruce A. Johnson:  Senior Vice President, Human Resources
            --------------------------------------------------------------------




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                             THE TIMBERLAND COMPANY
                   2004 EXECUTIVE LONG TERM INCENTIVE PROGRAM

                               SCHEDULE B - AWARDS


------------------------------ ---------------------------- -------------------------- ------------------------------
GRANT YEAR                                2005                        2006                         2007
------------------------------ ---------------------------- -------------------------- ------------------------------
PROPOSED RESTRICTED STOCK       TARGET GRANT VALUE (000)    TARGET GRANT VALUE (000)     TARGET GRANT VALUE (000)
GRANTS
------------------------------ ---------------------------- -------------------------- ------------------------------
Jeffrey B. Swartz                        $ 3,750                     $ 3,881                      $ 4,017

Brian P. McKeon                          $ 1,075                     $ 1,113                      $ 1,152

Michael J. Harrison                      $ 1,075                     $ 1,113                      $ 1,152

Gary S. Smith                            $   800                     $   828                      $   857

Joseph B. Dzialo                         $   725                     $   750                      $   777

Marc Schneider                           $   725                     $   750                      $   777

Bruce A. Johnson                         $   725                     $   750                      $   777




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                             THE TIMBERLAND COMPANY
                   2004 EXECUTIVE LONG TERM INCENTIVE PROGRAM

                   SCHEDULE C - PERFORMANCE MEASURES AND GOALS

---------------------  -------------  -----  --------------------------------------------------------------------------------------
                                                                        FINANCIAL PERFORMANCE RANGE (GOALS)
      AWARD PERIOD      PERFORMANCE    WTG    -------------------------------------------------------------------------------------
                          MEASURE                   THRESHOLD                   TARGET                           MAXIMUM
                                              --------------------------  -------------------------- -------------------------------
                                             # SHARES      PERFORMANCE    # SHARES    PERFORMANCE    # SHARES        PERFORMANCE
---------------------  -------------  -----  ------------  ------------  -----------  -------------  -----------  ------------------

   1/1/04 - 12/31/04        EPS       75%        50% of        ___          100% of       ___           150% of          ___
                                                 Target                     Target                      Target

                          Revenue     25%                      ___                        ___                            ___

   1/1/04 - 12/31/05        EPS       75%        50% of        ___          100% of       ___           150% of          ___
                                                 Target                     Target                      Target

                          Revenue     25%                      ___                        ___                            ___

   1/1/04 - 12/31/06        EPS       75%        50% of        ___          100% of       ___           150% of          ___
                                                 Target                     Target                      Target

                          Revenue     25%                      ___                        ___                            ___
